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                                                                    Exhibit 99.1

                                CONTACT:    Charles Hanson
                                            American Pad & Paper Co.
                                            (972) 733-6200
FOR IMMEDIATE RELEASE
                                            Robert P. Jones/Stacy Lipschitz
                                            Stan Froelich - Press
                                            Morgen-Walke Associates
                                            (212) 850-5600


            AMERICAN PAD AND PAPER COMPANY ANNOUNCES RESIGNATION OF
                            CHIEF FINANCIAL OFFICER


         DALLAS, Texas, November 3, 1997 -- American Pad & Paper Company (NYSE:AGP) today announced that the Board of Directors has accepted the resignation of Kevin McAleer, Chief Financial Officer, effective immediately. Mr. McAleer has resigned his position in order to pursue other interests.

         Additionally, the Company announced that it has retained the executive search firm, Heidrick & Struggles, to fill the position. William W. Solomon, Jr., the current Vice President Controller, will assume Mr. McAleer's responsibilities during the interim. American Pad & Paper Co., which invented the legal pad in 1888, is a leading manufacturer and marketer of paper-based office products in North America. In its 20 U.S. facilities, the Company manufactures and distributes writing pads, file folders, machine papers, envelopes and other office products. Name brands include: Ampad, Century, Embassy, Gold Fibre, Huxley, Karolton, Kent, Peel & Seel, SCM, Williamhouse and World Fibre.